EXHIBIT 10.61

                                                Michael Baybak and Company, Inc.

Corporate Public Affairs
Financial Relations
Market Planning
Counsel

February 6, 1999

Mr. John L. Larsen
U.S. ENERGY COPR.
877 North 8th West
Riverton, WY  82501

RE:  Investment Banking Consulting Agreement

Dear Mr. Larsen:

This will confirm the arrangements, terms and conditions pursuant to which Michael Baybak and Company, Inc. (the "Consultant") has been retained to serve as a financial consultant and advisor to U.S. Energy Corp. (the "Company"), on a nonexclusive basis for a period of twenty four (24) months commencing upon February 1, 1999 and ending on January 31, 2001. The undersigned hereby agrees to the following terms and conditions.

        1. Duties of Consultant. Consultant shall, at the request of the Company, upon reasonable notice, render the following services to the Company from time to time.

            a. Consulting Services. Consultant will provided such financial consulting ------------------- services and advice pertaining to the Company's business affairs as the Company may from time to time reasonably request. Without limiting the generality of the foregoing, Consultant will assist the Company in developing, studying and evaluating financing, merger and acquisition proposals, prepare reports and studies thereon when advisable and assist in negotiations and discussions pertaining thereto. The Agreement is not a contract for listing services. b. Financing. Consultant will assist and represent the Company in obtaining both short and long-term financing. The Consultant will be entitled to additional compensation under such terms as may be agreed to by the parties.


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John L. Larsen
U.S. ENERGY CORP.
Page 2

           c. Wall Street Liaison. Consultant will, when appropriate, arrange meetings between representatives of the Company and individuals and financial institutions in the investment community, such as security analysts, portfolio managers and market makers.

        The services described in the Section 1 shall be rendered by Consultant without any direct supervision by the Company and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultant may determine.

        2. Term. This Agreement shall continue for a period twenty-four (24) months from the date hereof (the "Full Term"). In the event the Company wishes to terminate this Agreement before the completion of the Full Term, it shall give no less than thirty (30) days notice thereof, in writing, addressed to the Consultant.

        3. Compensation. As compensation for Consultant's services hereunder, the Company agrees to issue and deliver 25,000 shares of its $.01 par value restricted common stock to Consultant upon Consultant signing an appropriate Investments Letter and the Company shall grant of Consultant a five (5) year Warrant to purchase 75,000 common shares USE at an exercise price of $2.25 per share; that such shares are subject to a demand registration right by the Consultant as part of the next subsequent appropriate SEC USE registration with the SEC in which such shares could be registered by USE. In the event that no filing occurs within the term of this Agreement, the Consultant shall have the right to demand that the Company file a registration statement with the SEC for sale the shares acquired under the Warrant, if all of the 75,000 shares are acquired under the Warrant.

        4. Available Time. Consultant shall make available such time as it, in its sole discretion, shall deem appropriate for the performance of its obligations under this Agreement.

        5. Relationship. Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereinafter be agreed upon for a particular purpose. Except as might hereinafter be expressly agreed, Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.


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John L. Larsen
U.S. ENERGY CORP.
Page 3

        6. Confidentiality. Except in the course of the performance of its duties hereunder, Consultant agrees that it shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known.

        7. Assignment and Termination. This Agreement shall not be assignable by any party except such shares or Warrant and such underlying shares may be transferred by the Consultant to related parties but only in compliance with the securities laws, which will have to be established to the Company's reasonable satisfation without prior notification to the Company. These reissued Warrants or shares will be subject to the same terms and conditions as those granted to the Consultant.

Agreed upon this 6th day of February, 1999.

U.S. ENERGY CORP.                           MICHAEL BAYBAK & CO., INC.

    /s/    Keith G. Larsen                      /s/ Michael Baybak
---------------------------------------     ------------------------------------
Mr. Keith G. Larsen, President              Michael Baybak



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